Exhibit 32.1

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, David K. Jin and Luisa Ingargiola, in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, of Avalon GloboCare Corp. (the “Registrant”) do each hereby certify with respect to the Quarterly Report on Form 10-Q of the Registrant for the period ended June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: August 14, 2018	/s/ David K. Jin
David K. Jin
Chief Executive Officer, President and Director (Principal Executive Officer)

Date: August 14, 2018	/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer (Principal Financial and Accounting Officer)

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